EXHIBIT 10.1


APUS CAPITAL CORP
Suite 700 - 525 Seymour St
Vancouver B.C
Tel 604-684-6500
Fax 604-684-6501
E MAIL Apus@express.ca

TO: 24 HR AUCTION INC

FROM: APUS CAPITAL CORP
      2009, IRON STREET
      BELLINGHAM, WA
      98225

TERM: The term shall be for ONE year, commencing OCTOBER, 1 1999 and terminating SEPTEMBER 30, 2000.

GROSS RENT: The tenant shall pay the landlord in advance on the first of each month payments in the amount of $ 250.00 for the use of the office space and computers.

ACCEPTANCE: Agreed and accepted for and on behalf of

24 HR AUCTION INC


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APUS CAPITAL CORP

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